As filed with the Securities and Exchange Commission on August 20, 1999

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------


                          NORTHROP GRUMMAN CORPORATION
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                 DELAWARE                                    95-1055798
      -------------------------------                    -------------------
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                     Identification No.)

                             1840 CENTURY PARK EAST
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 553-6262
          ------------------------------------------------------------
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


          JOHN H. MULLAN, ESQ., CORPORATE VICE PRESIDENT AND SECRETARY
                          NORTHROP GRUMMAN CORPORATION
                             1840 CENTURY PARK EAST
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 553-6262
      -------------------------------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:
                              John D. Hussey, Esq.
                               James M. Rene, Esq.
                     Sheppard, Mullin, Richter & Hampton LLP
                        333 South Hope Street, 48th Floor
                          Los Angeles, California 90071

                                 (213) 620-1780
                         ------------------------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
========================================================================================================================

   Title of each class of                          Proposed maximum         Proposed maximum
      securities to be          Amount to be        offering price             aggregate                 Amount of
        registered               registered          per unit(1)             offering price           registration fee
Common Stock, $1.00 par
  value(2)                      457,926            $68.63                   $31,427,461.38            $8,736.84Page 4

========================================================================================================================

      (1) Estimated solely for purposes of determining the registration fee under Rule 457(c). The price indicated is the average of the high and low prices on August 19, 1999, as reported on the New York Stock Exchange.

      (2) Includes Preferred Stock Purchase Rights ("Rights"). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

            Prospectus, Subject to Completion, Dated August 20, 1999

                        Northrop Grumman Corporation
                           1840 Century Park East
                        Los Angeles, California 90067
                               (310) 553-6262

                       457,926 Shares of Common Stock

      You should read this prospectus carefully before you invest.

      This prospectus covers 457,926 shares of our common stock that some of our stockholders may offer and sell from time to time. We will not receive any of the proceeds of any sales by the selling stockholders.

      Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the trading symbol "NOC." The closing price of our common stock on August 19, 1999, was $68 15/16 per share.

      Investing in our securities involves risk. See "Risk Factors" on page 2 and "Forward-Looking Statements" on page 3 for a discussion of risks you should consider before buying our securities.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete, and we may change it. Our stockholders may not sell these shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares. It is not soliciting an offer to buy these shares in any state where they do not permit the offer or sale.


                         ---------------------------

                 This Prospectus is dated ____________, 1999

                        Northrop Grumman Corporation

      Northrop Grumman is an advanced technology company operating in the Integrated Systems and Aerostructures, Electronic Sensors and Systems, and Information Technology (Logicon) segments of a broadly defined aerospace industry. The Integrated Systems and Aerostructures segment includes the design, development and manufacturing of aircraft and aircraft subassemblies. The Electronic Sensors and Systems segment includes the design, development, manufacturing and integration of electronic systems and components for military and commercial use. The Information Technology (Logicon) segment includes the design, development, operation and support of computer systems for scientific and management information.

      We are the prime contractor for the B-2 bomber and the principal subcontractor to The Boeing Company on the F/A-18 program. We manufacture portions of the Boeing 737, 747, 757, 767 and 777 jetliners, the Gulfstream IV and V business jets, and the Boeing C-17 military transport. We are the prime contractor for the E-8 Joint Surveillance Target Radar System also known as Joint STARS. We are also a major producer of airborne early warning and control systems, including the all-weather E-2C Hawkeye aircraft. Our Electronic Sensors and Systems segment's primary expertise is the ability to conceive, design, produce and support high performance sensors and intelligence systems operating in all environments from underseas to outer space. Programs in the Electronic Sensors and Systems segment include the AN/APG-66/68 airborne fire control radar aboard F-16 fighters; the AN/APG-77 radar system; the Longbow fire control radar; the Longbow missile for the AH-64 Apache attack helicopter, the AN/ALQ-135, an internally mounted radar jammer deployed on F-15 aircraft, the AN/ALQ-162 Shadowbox, a jammer built specifically to counter continuous wave radars, the ALQ-165 airborne self-protection jammer, the three-dimensional AN/TPS-70/75 radars and predecessor AN/TPS-43, and the ASR-12, a solid-state, new generation derivative of the ASR-9 terminal radar. Information Technology (Logicon) designs, develops, operates and supports computer systems for scientific and management information.


                                Risk Factors

We are heavily dependent on sales to the United States Government

      Approximately 75% of our net sales in 1998 were to the United States Government. The U.S. Government programs in which Northrop Grumman is involved must compete with other defense contractors for a limited number of defense programs for uncertain levels of funding. These defense programs are also normally subject to termination by the government for convenience. The funding of defense programs competes with non-defense spending of the U.S. Government. Budget decisions made by the U.S. Government are outside of our control and have long-term consequences for the size and structure of Northrop Grumman.

The market for Northrop Grumman stock can be volatile

            During the twelve months prior to August 20, 1999, the market price of our common stock as quoted on the New York Stock Exchange has ranged from a low of $56.625 per share to a high of $84 per share. The price of our common stock may, at times, be volatile.


                         Forward-looking Statements

      We make statements in this prospectus and the documents incorporated by reference that we believe are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans," and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we may project. These forward-looking statements also represent our estimates and assumptions only as of the date they were made.

      These risks, uncertainties and factors include:

      o      our successful performance of internal plans;

      o      government customers' budgetary restraints;

      o      customer changes in short-range and long-range plans;

      o domestic and international competition in both the defense and commercial areas;

      o      product performance;

      o      continued development and acceptance of new products;

      o      performance issues with key suppliers and subcontractors;

      o      government import and export policies;

      o termination of government contracts, which may include termination for the convenience of the government;

      o      the outcome of political and legal processes;

      o legal, financial and governmental risks related to international transactions and global needs for military and commercial aircraft and electronic systems and support; and

      o other economic, political and technological risks and uncertainties.

      Given these uncertainties, you should not place undue reliance on these forward-looking statements. The future results may differ materially from those expressed in the forward-looking statements. For these statements, we intend to claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Please see the documents incorporated by reference for more information on these factors.


                               Use of Proceeds

            The selling stockholders are selling all of the common stock covered by this prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of the shares of offered common stock.

                            Selling Stockholders

      On June 29, 1999, we acquired Data Procurement Corporation, Inc., a Maryland corporation. We issued 457,926 shares of our common stock to the stockholders of that company as partial payment for their stock. The shares of offered common stock are being registered pursuant to registration rights granted the selling stockholders in connection with our acquisition of that company. The selling stockholders are offering those shares of our common stock by this prospectus. The following table provides information as to the shares of our common stock owned of record by those stockholders as of August 19, 1999, the number of shares to be sold by the selling stockholders and the number of shares which will be owned by the selling stockholders after the offering. This information is based solely upon information that the selling stockholders have provided to us.


                             Number of      Number of Shares       Shares
                               Shares       to Be Offered for   Beneficially
     Name of Selling        Beneficially        Resale(2)        Owned after
       Stockholder         Owned Prior to                      Offering(1)(2)
                            Offering(1)
--------------------------------------------------------------------------------
Shawna Stout                   12,593            12,593              ---

Marcus Stout                    9,158             9,158              ---

Frank X. Derwin                68,689            68,689              ---

Jon M. Stout, Trustee of the   42,969            42,969              ---
Jon M. Stout Revocable Trust

Patricia W. Stout, Trustee of  43,965            43,965              ---
the Patricia W. Stout
Revocable Trust

Wilmington Trust Company,     280,552           280,552              ---
Administrative Trustee of
The Stout Dynastic Trust
--------------------------------------------------------------------------------

      (1) Less than 1% of common stock outstanding.

      (2) Assumes all shares of offered common stock are sold in this offering.

      Our registration of the shares included in this prospectus does not necessarily mean that the selling stockholders will decide to sell any of the shares offered by this prospectus. The selling stockholders may from time to time sell the shares covered by this prospectus so long as this prospectus remains in effect.

                         Description of Common Stock

      Our certificate of incorporation provides that we have authority to issue 200,000,000 shares of common stock, par value $1.00 per share. As of August 16, 1999, 69,431,351 shares of common stock were outstanding. Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange.

      Dividends. Dividends may be paid on the common stock and on any class or series of stock entitled to participate with the common stock as to dividends, but only when and as declared by our board of directors.

      Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders and does not have cumulative voting rights.

      Liquidation. If we liquidate, holders of common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may be outstanding at that time. Our outstanding common shares are fully paid and nonassessable. The holders of our common stock do not have any preemptive, conversion or redemption rights. The registrar and transfer agent for our common stock is ChaseMellon Shareholder Services, L.L.C.

      Preferred Stock Purchase Rights. On September 16, 1998, our board of directors declared a dividend distribution of one preferred share purchase right for each outstanding share of common stock. Each right, when it becomes exercisable, entitles the registered holder to purchase from us one one-thousandth of a share of our Series A junior participating preferred stock, $1.00 par value per share, at a price of $250.00 per one one-thousandth of a preferred share, subject to adjustment. These rights attached to all certificates representing our common shares outstanding on October 2, 1998, and attach to common shares issued after that date until the distribution date described below. No separable right certificates will be distributed. The rights will separate from our common shares on the distribution date. Distribution date means the date which is the earliest to occur of:

      o a person or group of affiliated or associated persons having acquired beneficial ownership of 15% or more of our outstanding common shares, except pursuant to a permitted offer; or

      o 10 days, or such later date as our board of directors may determine, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group acquiring 15% of our outstanding voting power.

We may redeem the rights at the option of our board of directors for $0.01 per right at any time prior to the earlier of the expiration of the rights or on the date that a person or persons acquire 15% of our voting power. Our board of directors may amend the rights at any time without stockholder approval. The rights will expire by their terms on October 31, 2008.

      Some Important Charter and Statutory Provisions. Our certificate of incorporation provides for the division of our board of directors into 3 classes of directors, each serving staggered, 3-year terms. Our certificate of incorporation further provides generally that any alteration, amendment or repeal of the following sections of our certificate of incorporation requires the approval of the holders of at least 80% of our outstanding voting power, unless such action is approved by a majority of our board of directors:

            (a)   the election and classification of the board of directors;

            (b)   liability of directors; and

            (c) the vote requirements for amendments to our certificate of incorporation.

If any of these changes to our certificate of incorporation are approved by our board of directors, the approval of a majority of our outstanding voting power is required to make these changes effective.

      These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or our management.

      We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

            (1) prior to that date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

            (2) when the transaction that resulted in such person becoming an interested stockholder is completed, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, shares owned by some directors or employee stock plans; or

            (3) on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote, and not by the written consent, of at least two-thirds of outstanding voting stock, excluding the stock owned by the interested stockholder.

A "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own, 15% or more of the corporation's outstanding voting stock.

                            Plan of Distribution

      Neither we nor the selling stockholders have employed an underwriter for the sale of common stock by the selling stockholders. We will pay all expenses, other than broker or dealer discounts and commissions, stock transfer taxes and the fees and disbursements of separate counsel, if any, retained by the selling stockholders, associated with the sale of the common stock. The securities covered by this prospectus may be sold by or for the account of the selling stockholders pursuant to this prospectus or pursuant to Rule 144 under the Securities Act, if available.

      The selling stockholders may offer their shares of common stock directly or through pledgees, donees, transferees or other successors in interest at various times in one or more of the following transactions, which may include block sales:

      o on any stock exchange on which the shares of common stock may be listed at the time of sale, either through a broker or otherwise;

      o      in negotiated transactions;

      o      in a combination of any of the above transactions; or

      o      through any other available market transaction.

      The selling stockholders may offer their shares of common stock at any of the following prices:

      o      fixed prices which may be changed;

      o      market prices prevailing at the time of sale;

      o      prices related to such prevailing market prices; or

      o      at negotiated prices.

      The selling stockholders may effect these transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom these broker-dealers may act as agents or to whom they sell as principals, or both. In connection with the distribution of the shares of offered common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of common stock short and deliver shares of offered common stock to close out these short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of offered common stock, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. The selling stockholder may also lend or pledge the shares of offered common stock to a broker-dealer and the broker-dealer may sell the shares of common stock so lent or upon default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus. The selling stockholders may also pledge shares of offered common stock to a lender other than a broker-dealer, and upon default the lender may sell the shares of common stock so pledged pursuant to this prospectus. The selling stockholders may also contribute or sell shares of offered common stock to trusts or other entities for the benefit of the contributing selling stockholder and members of his or her family.

      Any broker-dealer acquiring common stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any of these sales may be at prices then prevailing on the New York Stock Exchange or the Pacific Stock Exchange, or at prices related to prevailing market prices or at negotiated prices to its customers or a combination of these methods. The selling stockholders and any broker-dealers that act in connection with the sale of the common stock might be deemed to be "underwriters" pursuant to Section 2(11) of the Securities Act of 1933; any commissions received by them and any profit on the resale of shares as principals might be deemed to be underwriting discounts and commissions under that Act. Any of these commissions, as well as stock transfer taxes and the fees and disbursements of separate counsel, if any, retained by the selling stockholders, are payable by the selling stockholders.

      We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with the securities laws of some states, if applicable, the selling stockholders will offer and sell their shares of common stock in those jurisdictions only through registered or licensed brokers or dealers. Unless an exemption from the registration and qualification requirements of these states is available, we may be required to register and qualify the offered common stock in those states which the selling stockholders may reasonably request.


                          Validity of Common Stock

      Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California, has issued an opinion about the validity of the shares of our common stock being offered by this prospectus.


                                   Experts

      The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from Northrop Grumman's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                     Where You Can Find More Information

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available on the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You also can obtain information about us from the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus and other filings with the SEC. We incorporate by reference the documents listed below, which we already have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the common stock being offered by this prospectus is sold:

      o     Our Annual Report on Form 10-K for the year end December 31, 1998;

      o Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

      o Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999; and

      o The description of the common stock set forth in the Registration Statement on Form 8-B dated June 20, 1985.

      You may read or copy these documents through our web site at http://www.northgrum.com. You may request a copy of these filings at no cost, by writing or calling us at the following address:

                        Northrop Grumman Corporation
                         Attn:  Corporate Secretary
                           1840 Century Park East
                        Los Angeles, California 90067
                               (310) 553-6262

      You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents.

      You may also obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the common stock offered by this prospectus. The registration statement may contain additional information that may be important to you.

                                                 ===============================

You should rely only on the information
incorporated by reference or provided in this
prospectus. Northrop Grumman has not
authorized anyone else to provide you with           Northrop Grumman
different information. The selling stockholders         Corporation
are not making an offer to sell any of the
securities described in this prospectus in any
state where the offer is not permitted by law.
You should not assume that the information in
this prospectus is accurate as of any date other     457,926 Shares of
than the date on the front of this prospectus.         Common Stock
There may have been changes in the affairs of Northrop Grumman since the date of this prospectus.



           TABLE OF CONTENTS


Northrop Grumman Corporation........... 2
Risk Factors........................... 2
Forward-looking Statements............. 3
Use of Proceeds........................ 4            -----------------
Selling Stockholders................... 5                PROSPECTUS
Description of Common Stock............ 6            -----------------
Plan of Distribution................... 8
Validity of Common Stock .............. 9
Experts................................ 9
Where You Can Find More Information....10
                                                     __________, 1999


=============================================    ===============================

                                   Part II
                                   -------

                   INFORMATION NOT REQUIRED IN PROSPECTUS
                   --------------------------------------

Item 14.    Other Expenses of Issuance and Distribution

      The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission
   registration fee.........................   $ 8,736.84

Printing and engraving expenses.............     5,000*

Accounting fees and expenses................     7,500*

Legal fees and expenses.....................    20,000*

Miscellaneous expenses......................     1,000*

      Total.................................   $42,236.84*

      *Estimate

Item 15.    Indemnification of Directors and Officers

      The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitation authorized by the DGCL, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy such duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's certificate of incorporation limits the liability of directors to the Registrant or its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit.



                                      II-1
                              Page 14 of 41

      The bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

      The Registrant has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Registrant has also purchased director and officer liability insurance.


Item 16.    Exhibits

      4-1 Certificate of Incorporation, as amended (incorporated by reference to Form S-3 Registration Statement filed August 18, 1994).

      4-2 Bylaws, as amended and restated December 16, 1998 (incorporated by reference to Form 10-K filed March 23, 1999).

      4-3 Rights Plan (incorporated by reference to Form 8-A filed November 13, 1998).

      4-4 Registration Rights Agreement dated as of June 29, 1999 by and between the Registrant and Data Procurement Corporation, Inc.

      4-8 Form of Certificate of Common Stock (incorporated by reference to Form S-3 Registration Statement filed May 11, 1999).

      5-1   Opinion of Sheppard, Mullin, Richter & Hampton LLP.

      23-1  Consent of Deloitte & Touche LLP, independent auditors.

      23-2  Consent of Sheppard, Mullin, Richter & Hampton LLP (included in
            Exhibit 5-1).

      24-1  Powers of Attorney.


Item 17.    Undertakings

      The undersigned registrant hereby undertakes:

      (a) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;





                                    II-2
                              Page 15 of 41

            (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in the paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) that, if the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective statement, financial statements required pursuant to this paragraph (a) (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a) (3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.




                                    II-3
                              Page 16 of 41

      (e) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (f) that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

      (g) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (h) that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





                                    II-4
                              Page 17 of 41

                                 SIGNATURES
                                 ----------

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 20th day of August, 1999.

                                   NORTHROP GRUMMAN CORPORATION


                                   By:   /s/ John H. Mullan
                                         ------------------------------
                                         John H. Mullan
                                         Corporate Vice President and Secretary



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                         Title                  Date

/s/ Kent Kresa                 Chairman of the Board, President  August 20, 1999
-----------------------------  and Chief Executive Officer and
Kent Kresa*                    Director (Principal Executive
                               Officer)

/s/ Richard B. Waugh, Jr.      Corporate Vice President and      August 20, 1999
-----------------------------  Chief Financial Officer
Richard B. Waugh, Jr.          (Principal Financial Officer)

/s/ Nelson F. Gibbs            Corporate Vice President and      August 20, 1999
-----------------------------  Controller (Principal Accounting
Nelson F. Gibbs                Officer)

/s/ Jack R. Borsting           Director                          August 20, 1999
-----------------------------
Jack R. Borsting*

/s/ John T. Chain, Jr.         Director                          August 20, 1999
-----------------------------
John T. Chain, Jr.*




                                     S-1
                              Page 18 of 41

/s/ Jack Edwards               Director                          August 20, 1999
-----------------------------
Jack Edwards*

/s/ Phillip Frost              Director                          August 20, 1999
-----------------------------
Phillip Frost*

/s/ Robert A. Lutz             Director                          August 20, 1999
-----------------------------
Robert A. Lutz*

/s/ Aulana L. Peters           Director                          August 20, 1999
-----------------------------
Aulana L. Peters *

/s/ John E. Robson             Director                          August 20, 1999
-----------------------------
John E. Robson*

/s/ Richard M. Rosenberg       Director                          August 20, 1999
-----------------------------
Richard M. Rosenberg*

/s/ John Brooks Slaughter      Director                          August 20, 1999
-----------------------------
John Brooks Slaughter*

/s/ Richard J. Stegemeier      Director                          August 20, 1999
-----------------------------
Richard J. Stegemeier*

* By:   John H. Mullan
       Attorney-in-Fact


-------------------------------------
* By authority of powers of attorney
  filed with this registration statement









                                     S-2
                              Page 19 of 41

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.  Description                                                  Page
-----------  -----------                                                  ----

4-1 Certificate of Incorporation, as amended (incorporated by reference to Form S-3 Registration Statement filed August 18,
      1994).

4-2 Bylaws, as amended and restated December 16, 1998 (incorporated by reference to Form 10-K filed March 23, 1999).

4-3   Rights Plan (incorporated by reference to Form 8-A filed
      November 13, 1998).

4-4   Registration Rights Agreement dated as of June 29, 1999 by
      and between the Registrant and Data Procurement Corporation, Inc.      21

4-8 Form of Certificate of Common Stock (incorporated by reference to Form S-3 Registration Statement filed May 11, 1999).

5-1   Opinion of Sheppard, Mullin, Richter & Hampton LLP.                    37

23-1  Consent of Deloitte & Touche LLP, independent auditors.                39

23-2 Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5-1).

24-1  Powers of Attorney.                                                    40

                                   EXHIBIT 4.4
                                  ------------

                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and effective as of June 29, 1999, by and among Northrop Grumman Corporation, a Delaware corporation (the "Company"), and Data Procurement Corporation, Inc. d.b.a. DPC Technologies ("DPC"), for the benefit of those persons who are to receive the merger consideration pursuant to the Merger Agreement (as defined below).

                                  RECITALS

            A. Upon the terms and subject to the conditions of an Agreement and Plan of Merger dated as of May 18, 1999 and as amended as of June 29, 1999 (the "Merger Agreement"), by and among the Company, DPC, DPC Acquisition Corp., a wholly owned subsidiary of the Company (the "Merger Subsidiary"), and the Shareholders (as defined below) the Merger Subsidiary will be merged with and into DPC and the Company will issue 457,926 shares of the common stock, $1.00 par value ("Common Stock"), of the Company to the Patricia W. Stout Revocable Trust, the Jon M. Stout Revocable Trust, the Stout Dynastic Trust, Shawna Stout, Marcus Stout, and Frank Derwin (collectively, the "Shareholders").

            B. A material inducement for the parties to consummate the transactions contemplated by the Merger Agreement was that the Company enter into this Agreement.

                                  AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

            1. Definitions. As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

            "Affiliate" shall have the meaning provided in the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

            "Agreement" shall mean this Registration Rights Agreement.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Common Stock" shall have the meaning provided in Recital A.




                                   -1-

            "Company" shall mean Northrop Grumman Corporation.

            "Effective Time" shall have the meaning provided in the Merger Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

            "Holder" shall mean any Person who is the record owner of Registrable Shares, or any permitted assignee thereof in accordance with Section 18.

            "Merger Agreement" shall have the meaning provided in Recital A.

            "Person" shall mean an individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization or any other similar entity.

            "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

            "Registrable Shares" shall mean (a) the Shares beneficially owned by any Holder and (b) any Common Stock of the Company issued to a Holder as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Shares; provided, however, that shares of Common Stock shall only be treated as Registrable Shares if and so long as (i) they have not been sold by any Holder thereof to or through a broker or dealer or underwriter in a public distribution or otherwise pursuant to an effective Registration Statement under the Securities Act, (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (iii) if the Holder shall have received from the Company an opinion of counsel reasonably acceptable to the Holder stating that they may immediately be resold by the Holder pursuant to Rule 144(k) under the Securities Act without any volume limitation and without any additional unreasonable expense.

            "Registration" shall mean a registration made pursuant to Section 2.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.




                                   -2-

            "Shareholders" shall have the meaning provided in Recital A.

            "Shares" shall mean the shares of Common Stock issued and sold by the Company to the Shareholders pursuant to the Merger Agreement.

            "Violation" shall have the meaning provided in Section 6(a).

            2.    Registration.

                  (a) Best Efforts. The Company shall use its best efforts (without regard to expenses) to file as soon as practicable after the Effective Time, and in any event within 60 days of the Effective Time, a registration statement under the Securities Act for resale of the Registrable Shares which the Company has been notified should be included therein by each Shareholder within 30 days of the Effective Time and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter. Alternatively, the Company may (i) include such Registrable Shares in an existing effective registration statement of the Company by post effective amendment with respect to such resale so long as the Holders are otherwise provided with all of the rights afforded each of them hereunder or (ii) exchange the Registrable Shares on a one for one basis for fully registered shares which are freely tradeable to the same extent as if the shares had been the subject of a registration for resale of such shares as otherwise provided herein ("Registered Shares") provided such exchange registration is permitted under the Securities Act. If the Company elects alternative
      (ii), each Shareholder who has elected to have his shares registered agrees to exchange Registrable Shares for Registered Shares.

                  (b) Expenses of Registration. All expenses (other than underwriting discounts and commissions, stock transfer taxes and the fees and disbursements of separate counsel, if any, retained by the Holders) incurred in connection with the Registration, including (without limitation) all registration, filing and qualification fees, printers' fees, accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

            3. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible, use reasonable commercial efforts (without regard to expense) to do the following:

                  (a) Commission Filing. Prepare and file with the Commission promptly after the Effective Time (but in no event no later than 60 days after the Effective Date) a registration statement with respect to such




                                   -3-

      Registrable Shares and to cause such registration statement to become effective, and keep such registration statement effective for 365 days or until there are no outstanding Registrable Shares whichever occurs sooner. Alternatively, the Company may (i) include such Registrable Shares in an existing effective registration statement of the Company by post effective amendment with respect to such resale so long as the Holders are otherwise provided with all of the rights afforded each of them hereunder or (ii) exchange the Registrable Shares on a one for one basis for fully registered shares which are freely tradeable to the same extent as if the shares had been the subject of a registration for resale of such shares as otherwise provided herein ("Registered Shares") provided such exchange registration is permitted under the Securities Act. If the Company elects alternative (ii), each Shareholder who has elected to have his shares registered agrees to exchange Registrable Shares for Registered Shares.

                  (b) Amendments. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and furnish such copies thereof to the Holders.

                  (c) Prospectus. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, and any post-effective amendments in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them, and cause all related filings to be made with the Commission as required by Rule 424.

                  (d) Blue Sky Qualification. Register and qualify the Registrable Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Prospectus Delivery. Promptly notify each Holder of Registrable Shares covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the



                                   -4-
      prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall promptly prepare and file with the Commission, and furnish without charge to the Holders, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders may reasonably request.

                  (f) Suspensions. The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

                  (g) Additional Information. The Company shall if requested by the Holders of a majority of the Registrable Securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as such Holders reasonably agree should be included therein as may be required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement; provided, however, that the Company shall not be required to take any actions under this Section that are not, in the opinion of counsel for the Company, in compliance with or required by applicable law.

                  (h) Certificates. The Company shall cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends.

                  (i) Earnings Statements. The Company shall comply with all applicable rules and regulations of the SEC and make generally available to its securitiyholders earnings statements satisfying the provisions of
      Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act).

            4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Shares of any Holder that such Holder (i) shall furnish to the Company such information regarding itself, the Registrable Shares




                                   -5-
held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Shares and
(ii) shall agree in writing to observe all obligations applicable to a "Holder" under this Agreement.

            5. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

            6. Indemnification. In the event any Registrable Shares are included in a registration statement under this Agreement:

                  (a) Indemnification by the Company. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, and the Company will pay to each such Holder, director, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them, plus appropriate local counsel in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to which any Holder, underwriter or controlling person may become subject to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person. This right




                                   -6-
      to indemnification shall remain in full force and effect notwithstanding any investigation made by or on behalf of such Holder or underwriter and shall survive the transfer of such securities by such Holder.

                  (b) Indemnification by Holder. To the fullest extent permitted by law, each Holder severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, each other Holder and any controlling person of any such underwriter or other Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 6(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel (plus appropriate local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial in any material respect to its ability to defend such action, shall to the




                                   -7-
      extent prejudicial relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

                  (d) Contribution. If the indemnification provided for in this
      Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Shares giving rise to such contribution obligation and all amounts previously contributed by such Holder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable to a party as a result of the losses, claims damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Survival. The obligations of the Company and Holders under this Section 6 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement, and otherwise.




                                   -8-

            7. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration generally, the Company agrees to use reasonable commercial efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Shares, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual and/or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any Registrable Shares without registration or pursuant to such form.

            8. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively only with the written consent of the Company and the holders of eighty-five percent (85%) of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder of any Registrable Shares then outstanding, each future holder of all such Registrable Shares and the Company.

            9. Right to Defer. Notwithstanding any other provision hereof, if the Company shall furnish to the Holders requesting a registration pursuant to this Section 9 a certificate signed by an officer of the Company stating that in the opinion of counsel to the Company it would be detrimental to the Company for such registration to be filed (or the effectiveness of any then effective Registration Statement to be continued) and it is therefore necessary to defer the filing or suspend the effectiveness of such registration, the Company shall have the right to defer such filing or suspend such effectiveness for a period of not more than sixty (60) days after receipt of the request of the Holders; provided, however, that the Company may not utilize this right more than twice in any twelve month period.




                                   -9-

            10. Restrictions on Public Sale by Holders. Notwithstanding anything contained herein, each Holder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities being registered except for during the period beginning three (3) business days after the release of each of the Company's quarterly earnings announcements and continuing for thirty (30) days thereafter.

            11. Termination. The rights provided in this Agreement shall terminate on the first anniversary of the effective date of this Agreement.

            12. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

            13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            14. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            15. Negotiation of Agreement. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

            16. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by reputable overnight courier), or one business day after delivery to a reputable overnight courier, postage prepaid, to the address of the party set forth below such person's signature on this Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other




                                   -10-
parties to this Agreement, a copy of which written notice shall be on file with the Secretary of the Company.

            17. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

            18. Further Assurances. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

            19. Transfer of Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities may be transferred or assigned by a Holder to a transferee of all of the Holder's Registrable Shares or, if the Holder reimburses the Company for all costs related to such transfer and registration of the Registrable Shares held by such transferee, to a transferee of at least twenty-five percent (25%) of such Holder's Registrable Shares; provided, that, in either case, the Company is given written notice at the time of said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of such Holder hereunder

            20. Successors and Assigns. This Agreement shall be binding upon, and all rights hereto shall inure to the benefit of, the parties hereto, and their respective successors and permitted assigns.

            21. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings with regard to the registration of the Company's capital stock pursuant to the Securities Act, other than those expressly set forth or referred to in this Agreement.

            22. Recapitalizations, etc. The provisions of this Agreement (including any calculation of share ownership) shall apply, to the full extent set forth herein with respect to the Registrable Shares, to any and all shares of capital stock of the Company or any capital stock, partnership units or, any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock



                                   -11-
by reason of any stock dividend, split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

            23. Third Party Beneficiary. Each of the Shareholders and each Holder shall be a third party beneficiary of this Agreement.

            24. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                          (Signature Pages Follow)







































                                   -12-

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              NORTHROP GRUMMAN CORPORATION


                              By:   /s/ ALBERT F. MYERS
                                    ---------------------------
                                    Albert F. Myers

                              Address:
                                    1840 Century Park East
                                    Los Angeles, California 90067-2199
                                    Attention:  Office of the General Counsel
                                    Telecopier:  (310) 556-4556


                              DATA PROCUREMENT CORPORATION,
                              INC., d.b.a. DPC TECHNOLOGIES


                              By:   /s/ PAT STOUT
                                    ---------------------------
                                    Pat Stout

                              Address:
                                    8027 Laurel Lakes Court
                                    Laurel, Maryland 20702
                                    Attention:  Patricia Stout
                                    Telecopier:  (301) 623-2000

                              SHAREHOLDERS:


                              /s/ PAT STOUT
                              ---------------------------------
                              PATRICIA W. STOUT REVOCABLE TRUST

                              Address:
                                    13380 W. Polo Rd. #104A
                                    Wellington, FL.  33414
                                    Telecopier: 561-791-9702



                                   S-1

                              /s/ JON M. STOUT
                              ---------------------------------
                              JON M. STOUT REVOCABLE TRUST

                              Address:
                                    13380 W. Polo Rd. #104A
                                    Wellington, Fl.  33414
                                    Telecopier:561-795-9702


                              Mary B. Hikok, Vice President, Wilmington
                              Trust Co., Inc.
                              ---------------------------------
                              STOUT DYNASTIC TRUST

                              Address:
                                    Rodney Square North
                                    Wilmington, DE  19899
                                    Telecopier:302-651-1958


                              /s/ SHAWNA STOUT
                              ---------------------------------
                              SHAWNA STOUT

                              Address:
                                    13380 West Polo Rd. #104A
                                    Wellington, Fl.  33414
                                    Telecopier:561-791-9702


                              /s/ MARCUS STOUT
                              ---------------------------------
                              MARCUS STOUT

                              Address:
                                    13380 West Polo Rd. #104A
                                    Wellington, Fl.  33414
                                    Telecopier:561-791-9702

















                                   S-2

                              /s/ FRANK DERWIN
                              ---------------------------------
                              FRANK DERWIN

                              Address:
                                    216 Rock Ridge Rd.
                                    Millersville, MD  21108
                                    Telecopier:410-544-1247












































                                   S-3

                                   Exhibit A


                     REGISTRATION RIGHTS AGREEMENT JOINDER
                     -------------------------------------

            As of the date set forth below, the undersigned is acquiring from _________________ _____ shares of the Common Stock (the "Shares"), of Northrop Grumman Corporation (the "Company"). By execution of this Registration Rights Agreement Joinder, the undersigned, as successor to ________________ in respect of the Shares, shall be deemed to be a party to that certain Registration Rights Agreement, dated as of _________ __, 1999, by and among the Company and the Shareholders (the "Registration Rights Agreement"). Pursuant to Section 18 of the Registration Rights Agreement, the undersigned, as successor to ____________________, in respect of the Shares, shall have all rights, and shall observe all the obligations, applicable to a "Holder" under such Registration Rights Agreement.

Name:

Address for Notices:                         with copies to:



                                             ----------------------------

                                             By:__________________________
                                                   Name:
                                                   Title:

                                             Date:





















                                   S-4

                                   EXHIBIT 5.1
                                   -----------

            [Letterhead of Sheppard, Mullin, Richter & Hampton LLP]


                               August 20, 1999


Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California  90067


Re:   Registration Statement on Form S-3
      ----------------------------------

Dear Ladies and Gentlemen:

            As special counsel for Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), in connection with Northrop Grumman's Registration Statement on Form S-3 (the "Registration Statement"), registering a maximum of 457,926 shares of Northrop Grumman's common stock, $1.00 par value (the "Shares"), to be sold on behalf of certain holders thereof (the "Offering"), we have been requested to render this opinion.

            For the purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

            1. The Certificate of Incorporation of Northrop Grumman, certified by the Delaware Secretary of State as of August 17, 1999;

            2. The Bylaws of Northrop Grumman, certified by the Assistant Secretary of Northrop Grumman;

            3.    The Registration Statement; and

            4. Records of the meetings of the Board of Directors of Northrop Grumman pertaining to the Offering.

Northrop Grumman Corporation
August 20, 1999
Page 2


            With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of Northrop Grumman such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice. We express no opinion as to the statistical information and the financial statements, the notes thereto and related schedules and other financial data included, or documents incorporated by reference, in the Registration Statement.

            Based on the foregoing, subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that the Shares to be sold in the Offering are duly authorized, validly issued, fully paid and nonassessable.

            Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

            This opinion is limited to the Delaware General Corporation Law and the Securities Act of 1933, as amended, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should such laws be changed by legislative action, judicial decision or otherwise.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Common Stock" in the prospectus which is part of the Registration Statement.

                                   Very truly yours,


                                   /s/ Sheppard, Mullin, Richter & Hampton LLP

                                EXHIBIT 23.1
                                ------------

                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------

      We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-3 of our report dated March 22, 1999, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Deloitte & Touche LLP

Los Angeles, California
August 19, 1999

                                EXHIBIT 24.1
                                ------------

                              POWER OF ATTORNEY

                FILING OF REGISTRATION STATEMENT ON FORM S-3


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of NORTHROP GRUMMAN CORPORATION, a Delaware corporation, (the "Corporation") does hereby nominate and appoint RICHARD B. WAUGH, JR., RICHARD
R. MOLLEUR and JOHN H. MULLAN, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file
(1) a registration statement on Form S-3 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration, offer and sale under the Act of shares of Common Stock of this Corporation held by the former stockholders of Data Procurement Corporation, Inc. ("DPC") in connection with the Corporation's acquisition of DPC; and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

Further, the undersigned do hereby authorize and direct the said agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Corporation shall become effective under the Act and any other applicable law.

Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointed agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.











                                     -1-
                              Page 40 of 41

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 18th day of August, 1999.


/s/ Kent Kresa                   Chairman of the Board, President and Chief
_____________________________    Executive Officer and Director (Principal
Kent Kresa                       Executive Officer)

/s/ Jack R. Borsting             Director
_____________________________
Jack R. Borsting

/s/ John T. Chain, Jr.           Director
_____________________________
John T. Chain, Jr.

/s/ Jack Edwards                 Director
_____________________________
Jack Edwards

/s/ Phillip Frost                Director
_____________________________
Phillip Frost

/s/ Robert A. Lutz               Director
_____________________________
Robert A. Lutz

/s/ Aulana L. Peters             Director
_____________________________
Aulana L. Peters

/s/ John E. Robson               Director
_____________________________
John E. Robson

/s/ Richard M. Rosenberg         Director
_____________________________
Richard M. Rosenberg

/s/ John Brooks Slaughter        Director
_____________________________
John Brooks Slaughter

/s/ Richard J. Stegemeier        Director
_____________________________
Richard J. Stegemeier

                                 Corporate Vice President and Chief Financial
_____________________________    Officer (Principal Financial Officer)
Richard B. Waugh, Jr.

                                 Corporate Vice President and Controller
_____________________________    (Principal Accounting Officer)
Nelson F. Gibbs

                                      -2-
                              Page 41 of 41